                                                                    EXHIBIT 10.9

                               UTi WORLDWIDE INC.

                          2004 LONG-TERM INCENTIVE PLAN

                          PERFORMANCE ENHANCEMENT AWARD

                                AWARD NO. _______

            You (the "Participant") are hereby awarded Performance Units subject to the terms and conditions set forth in this Performance Enhancement Award Agreement (the "Award") and in the UTi Worldwide Inc. 2004 Long-Term Incentive Plan ("Plan"). A copy of the Plan is attached hereto as Exhibit A. A summary of the Plan appears in its Prospectus, which is attached as Exhibit B. This Award is conditioned on your execution of this Award and the Non-Solicitation Agreement attached hereto as Exhibit C. You should carefully review these documents, and consult with your personal legal and financial advisor, in order to assure that you fully understand the terms, conditions, and financial implications of this Award.

            By executing these documents, you are agreeing to be bound irrevocably by all of their terms and conditions as if they had been set out verbatim in this Award. In addition, you recognize and agree that all determinations, interpretations, or other actions respecting the Plan and this Award will be made by the by the Board of Directors of UTi Worldwide Inc. ("Board") or any Committee appointed by the Board to administer the Plan, and shall (unless arbitrary and capricious) be final, conclusive and binding on all parties, including you and your successors in interest. Capitalized terms are defined in the Plan or in this Award.

      1. SPECIFIC TERMS OF YOUR AWARD. Your Award is being granted pursuant to
Article 10(b) of the Plan as a "Performance Compensation Award," and shall have the following terms; subject, if you are a "covered employee" within the meaning of Section 162(m) of the Code for a taxable year of the Company in which a Performance Period ends, to the Committee's interpretation of the Plan and this Award in any manner that the Committee may deem reasonably necessary or appropriate in order for this Award to satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m)(4) of the Code, and associated tax regulations and rulings:

Name of Participant

Grant Date of Award

Maximum Number of Shares
Subject to Performance Units  _____________ ("Maximum Award"), which equals
(may not exceed 200,000)      120% of the Target Award.

Target Number of Shares
Subject to Performance Units  ______________ ("Target Award")

Performance Period            The 3-year period that that ends after the Grant
                              Date.

Performance Goals for each    To be determined by the Committee in its
Performance Period            discretion for each

Performance Enhancement Award
UTi Worldwide Inc.
2004 Long-Term Incentive Plan
Page 2

                              Performance Period

                              <NOTE: for Code 162(m) exemption, this must occur
                              in writing within first 3 months of each Performance Period.>

Requirements for Vesting      Subject to acceleration pursuant to Section 2
                              below, as of the last day of the Performance
                              Period, you shall become vested, with respect to
                              the Target Number of Performance Units subject to
                              this Award, in the following percentage that
                              corresponds to your achievement of the specified
                              Performance Goals:

                              %  Vesting   Performance Range   Performance Level
                              ----------   -----------------   -----------------
                                   0%       < 80% of target      Below minimum
                                  80%         80% of target      Minimum
                                 100%        100% of target      Target
                                 120%        120% of target      Maximum

                              In its sole and absolute discretion, the Committee shall (i) determine the Performance Level and Performance Range, and (ii) may adjust your vesting percentage to take into account intermediate results between Performance Levels, provided that your vesting percentage shall under no event exceed 120%.

      If the Performance Goals for any Performance Period are not satisfied, the Committee shall have the sole and absolute discretion, to be exercised only in writing, with respect to all or some of the Shares allocated to that Performance Period, either (i) to add those Shares to the Shares allocated to one or more future Performance Periods, or (ii) to determine that the Performance Goals have been satisfied with respect to such Shares, but only if you are not a "covered employee" within the meaning of Section 162(m) of the Code for a taxable year of the Company in which a Performance Period ends.

      2. ACCELERATED VESTING. If your Continuous Service ends due to your death, your "disability" within the meaning of Section 22(e)(3) of the Code, or your retirement, you will become partially vested in the Shares subject to this Award (and will forfeit all other rights under this Award). The number of Shares in which your interest vests will be determined by multiplying the total number of Shares subject to this Award by a fraction having (a) a numerator equal to the number of full months of your Continuous Service after the Grant Date, and (b) a denominator equal to 36.

      3. CHANGE IN CORPORATE CONTROL. The provisions of this paragraph shall supersede any contrary or inconsistent provisions set forth in Section 13 of the Plan. In the event of a Change in Control, you will become partially vested in the Shares subject to this Award. The number of Shares in which your interest vests will be determined by multiplying the total number of Shares subject to this Award by a fraction having (a) a numerator equal to the number of full months of your Continuous Service between the Grant Date and the date of the Change in Control, and (b) a

Performance Enhancement Award
UTi Worldwide Inc.
2004 Long-Term Incentive Plan
Page 3

denominator equal to 36. If the unvested portion of this Award is assumed or substituted by a Successor Corporation in a Change in Control, and your employment is Involuntarily Terminated by the Successor Corporation in connection with, or within 12 months following consummation of, the Change in Control, then you shall not become fully vested in this Award unless the Committee provides you with written notice that the Committee has decided, in its sole and absolute discretion, to accelerate such vesting.

      Notwithstanding the foregoing, if the Committee notifies you in writing within 25 months after a Change in Control that you have violated the Non-Solicitation Agreement attached as Exhibit C, the Company shall have the right to coincidentally redeem any Shares in which your rights vested pursuant to Section 2 hereof as a result of your retirement. The price payable to redeem such Shares will be U.S. $1.00 per Share, and the Company shall enclose it with the written notice referenced in the preceding sentence. By executing this Agreement, you agree to execute any document that the Company considers reasonably necessary or proper to consummate this redemption.

      4. SATISFACTION OF VESTING RESTRICTIONS. No Shares will be issued before you complete the requirements that are necessary for you to vest in the Shares underlying your Performance Units. As soon as practicable after the date on which your Award vests in whole or in part, the Company will issue to you or your duly-authorized transferee, free from vesting restrictions (but subject to such legends as the Company determines to be appropriate), one Share for each vested Performance Unit. Fractional shares will not be issued, and cash will be paid in lieu thereof. Notwithstanding the foregoing, the Company will not issue Share certificates to you unless you have made arrangements satisfactory to the Committee to satisfy any applicable tax withholding obligations.

      5. FAILURE OF VESTING RESTRICTIONS. By executing this Award, you acknowledge and agree that:

      (a) if your Continuous Service terminates under circumstances that do not result in accelerated vesting pursuant to Section 2 above, you will irrevocably forfeit any and all rights under this Award, and this Award will immediately become null, void, and unenforceable; and

      (b) if the Committee determines that the Performance Goals for any Performance Period have not been fully satisfied, you will irrevocably forfeit any and all rights with respect to the Performance Units attributable to that Performance Period.

      6. DIVIDENDS. When Shares are issued to you or your duly-authorized transferee pursuant to the vesting of the Shares underlying your Performance Units, you or your duly-authorized transferee shall also be entitled to receive, with respect to each Share issued, an amount equal to any cash dividends (plus simple interest at a rate of five percent per annum, or such other reasonable rate as the Committee may determine) and a number of Shares equal to any stock dividends, which were declared and paid to the holders of Shares between the Grant Date and the date such Share is issued.

      7. VOTING. With respect to the Shares to be issued and held by you pursuant to this Award, you may not exercise voting rights until you become the record owner of the Shares.

Performance Enhancement Award
UTi Worldwide Inc.
2004 Long-Term Incentive Plan
Page 4

      8. INVESTMENT PURPOSES. By executing this Award, you represent and warrant to the Company that any Shares issued to you pursuant to this Award will be for investment for your own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act of 1933, as amended.

      9. SECTION 83(b) ELECTION NOTICE. If you provide the Company with prior written notice of your intention to make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Shares underlying your Award (a "Section 83(b) election"), the Committee shall treat your Performance Units as Restricted Stock Units, and accordingly convert your Maximum Award of Performance Units into Restricted Shares, on a one-for-one basis, pursuant to the terms of (and in full satisfaction of) this Award. You agree to provide a copy of such election to the Company within 10 days after filing that election with the Internal Revenue Service. Exhibit D contains a suggested form of Section 83(b) election. Any Restricted Shares issued to you pursuant to this Section 9 shall bear such legends as the Company determines to be appropriate until all vesting restrictions lapse and replacement certificates for unrestricted Shares are issued to you pursuant to Section 4 of this Award.

      10. DEFERRAL ELECTION. At any time during the calendar year in which you receive this Award, you may irrevocably elect to defer the receipt of all or a percentage of the Shares that would otherwise be issued to you on the vesting of this Award. A copy of the form which you may use to make a deferral election is attached hereto as Exhibit E. Notwithstanding the foregoing, Shares which have been subject to a Section 83(b) election are not eligible for deferral.

      11. NOT A CONTRACT OF EMPLOYMENT. By executing this Award, you acknowledge and agree that (i) any person who is terminated before full vesting of an award, such as the one granted to you by this Award, could claim that he or she was terminated to preclude vesting; (ii) you promise never to make such a claim;
(iii) nothing in this Award or the Plan confers on you any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way your right or the Company's right to terminate your employment, service, or consulting relationship at any time, with or without Cause; and (iv) the Company would not have granted this Award to you but for these acknowledgements and agreements.

      12. SEVERABILITY. Subject to one exception, every provision of this Award and the Plan is intended to be severable, and if any provision of the Plan or this Award is held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective. The only exception is that this Award shall be unenforceable if any provision of the preceding section is illegal, invalid, or unenforceable.

      13. NOTICES. Any notice or communication required or permitted by any provision of this Award to be given to you shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, addressed to you at the last address that the Company had for you on its records. Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Award. Any such notice shall be deemed to be given as of the date such notice is personally delivered or properly mailed.

Performance Enhancement Award
UTi Worldwide Inc.
2004 Long-Term Incentive Plan
Page 5

      14. BINDING EFFECT. Every provision of this Award shall be binding on and inure to the benefit the parties' respective heirs, legatees, legal representatives, successors, transferees, and assigns.

      15. HEADINGS. Headings shall be ignored in interpreting this Award.

      16. COUNTERPARTS. This Award may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute the same instrument.

      17. PLAN GOVERNS. By signing this Award, you acknowledge that you have received a copy of the Plan and that your Award is subject to all the provisions contained in the Plan, the provisions of which are made a part of this Award and your Award is subject to all interpretations, amendments, rules and regulations which from time to time may be promulgated and adopted pursuant to the Plan. In the event of a conflict between the provisions of this Award and those of the Plan, the provisions of the Plan shall control. In addition, you recognizes and agrees that all determinations, interpretations or other actions respecting the Plan may be made by a majority of the Board or of the Committee in their sole and absolute discretion, and that such determinations, interpretations or other actions are (unless arbitrary and capricious) final, conclusive and binding upon all parties, including you, your heirs, and representatives.

      BY YOUR SIGNATURE BELOW, along with the signature of the Company's representative, you and the Company agree that this Award is being made under and governed by the terms and conditions of this Award and the Plan.

                                        UTi WORLDWIDE INC.

                                        By: ___________________________________
                                            Name:
                                            Title:


      The undersigned Participant hereby accepts the terms of this Award and the Plan.

                                        By:____________________________________

                                        Name of Participant: __________________

                               UTi WORLDWIDE INC.
                          2004 LONG-TERM INCENTIVE PLAN

                                    EXHIBIT A

                                  PLAN DOCUMENT

                               UTi WORLDWIDE INC.
                          2004 LONG-TERM INCENTIVE PLAN

                                    EXHIBIT B

                                   PROSPECTUS

                               UTi WORLDWIDE INC.
                          2004 LONG-TERM INCENTIVE PLAN

                                    EXHIBIT C

                           NON-SOLICITATION AGREEMENT

                               UTi WORLDWIDE INC.
                          2004 LONG-TERM INCENTIVE PLAN

                                    EXHIBIT D

                           SECTION 83(b) ELECTION FORM

            Attached is an Internal Revenue Code Section 83(b) Election Form. If you wish to make a Section 83(b) election, you must do so within 30 days after the date the Restricted Shares covered by the election were transferred to you. In order to make the election, you must completely fill out the attached form and file one copy with the Internal Revenue Service office where you file your tax return. In addition, one copy of the statement also must be submitted with your income tax return for the taxable year in which you make this election. Finally, you also must submit a copy of the election form to the Company within 10 days after filing that election with the Internal Revenue Service. A Section 83(b) election normally cannot be revoked.

                               UTi WORLDWIDE INC.

         ELECTION TO INCLUDE VALUE OF RESTRICTED SHARES IN GROSS INCOME
          IN YEAR OF TRANSFER UNDER INTERNAL REVENUE CODE SECTION 83(b)

      Pursuant to Section 83(b) of the Internal Revenue Code, I hereby elect within 30 days after receiving the property described herein to be taxed immediately on its value specified in item 5 below.

1.    My General Information:

                  Name: ___________________________________
                  Address: ________________________________
                           ________________________________

                  S.S.N.
                  or T.I.N.: ______________________________

2. Description of the property with respect to which I am making this election:

            ____________________ ordinary shares of ___________ stock of UTi
            Worldwide Inc. (the "Restricted Shares").

3. The Restricted Shares were transferred to me on ______________ ___, 20__. This election relates to the 20____ calendar taxable year.

4.    The Restricted Shares are subject to the following restrictions:

            The Restricted Shares are forfeitable until they are earned in accordance with Sections 1, 4, and 5 of the UTi Worldwide Inc. 2004 Long-Term Incentive Plan ("Plan") Performance Enhancement Award ("Award") or other Award or Plan provisions. The Restricted Shares generally are not transferable until my interest becomes vested and nonforfeitable, pursuant to the Award and the Plan.

5.    Fair market value:

            The fair market value at the time of transfer (determined without regard to any restrictions other then restrictions which by their terms never will lapse) of the Restricted Shares with respect to which I am making this election is $_____ per share.

6.    Amount paid for Restricted Shares:

            The amount I paid for the Restricted Shares is $____ per share.

7.    Furnishing statement to employer:

            A copy of this statement has been furnished to my employer, ______________. If the transferor of the Restricted Shares is not my employer, that entity also has been furnished with a copy of this statement.

8.    Award or Plan not affected:

            Nothing contained herein shall be held to change any of the terms or conditions of the Award or the Plan.

Dated: ____________ __, 200_.

                                        ____________________________________
                                        Taxpayer

                               UTi WORLDWIDE INC.
                          2004 LONG-TERM INCENTIVE PLAN

                                    EXHIBIT E

                     DEFERRAL AND DISTRIBUTION ELECTION FORM

      Attached is the form you may use if you wish to defer the receipt of all or a percentage of the Shares that would otherwise be issued to you from the vesting of your Award. You must submit a copy of the Deferral Election Form executed by you to the Company as provided for in the form. An election to defer receipt of your Shares may not be revoked.

      You are advised to consult with your individual tax advisor with respect to the tax consequences related to your Award and any elections you may make to defer the receipt of Shares.

                               UTi WORLDWIDE INC.
                          2004 LONG-TERM INCENTIVE PLAN

                       DEFERRAL AND DISTRIBUTION ELECTION

      AGREEMENT, made this __ day of ________, ____, by and between me, as a participant in the UTi Worldwide Inc. 2004 Long-term Incentive Plan (the "Plan"), and UTi Worldwide Inc. (the "Company"). This Agreement shall control the distribution of any of the Company's ordinary shares ("Shares") that I become entitled to receive pursuant to my Performance Enhancement Award having a grant date of ___________ __, ____ (the "Award Agreement"). We agree that any term that begins herein with initial capital letters shall have the special meaning defined in the Plan or the Award Agreement, unless the context clearly requires otherwise.

      *** SAME CALENDAR YEAR ELECTION REQUIREMENT ***. I understand and agree that this election will be ineffective if it is made in a calendar year other than the one in which the Award Agreement was made.

      1. Deferral Election. Pursuant to Section 10 of the Award Agreement, I hereby irrevocably elect to defer the receipt of _____% of the Shares that would otherwise be issued to me at any time or from time to time pursuant to the Award Agreement. I recognize and agree that the Company will establish an Account for me under the Plan, and will credit that account with Deferred Share Units pursuant to Section 9 of the Plan.

      2. Nature of Distribution. I recognize that distributions from my Account will be made in the form of (i) one Share for each Deferred Share Unit credited to my Account, and (ii) with respect to each Share issued to me, a cash payment equal to any cash dividends (plus simple interest at 5% per annum), and additional Shares representing any Share dividends, that were declared and paid to holders of Shares between the Grant Date and the date such Share is issued to me.

      3. Timing of Distributions. I hereby elect to commence receiving distributions from my Account on the following date:

            [ ]   as soon as practicable after termination of my Continuous
                  Service.

            [ ] on the January 1st that next follows the date that is ___ years after the termination of my Continuous Service with the Company.

            [ ] on _________ ___, ____ (which is not later than my 70th birthday).

            [ ] IF EARLIER THAN THE ABOVE DATE: the date of a Change in Control of the Company.

      4. Manner of Distribution. I hereby elect to have my Account distributed in the following manner:

            [ ]   in a single lump sum.

            [ ]   in substantially equal annual installments over a period of
                  ___ years (not to exceed 10 years from the date that payments commence).

      5. Form of Payment to Beneficiary. In the event of my death before collecting all of my Account, any remaining portion of my Account shall be distributed to my beneficiary or beneficiaries named below in the following manner--

            [ ] in a single lump sum to be distributed as soon as administratively practicable following my death.

            [ ] in accordance with the payment schedule selected in paragraphs 3 and 4 hereof (with payments made as though I survived to collect all benefits, and as though I terminated service on the date of my death if payments had not already begun).

      6. Designation of Beneficiary. In the event of my death before I have collected all of my Account, I hereby direct that my beneficiaries shall be as follows:

      a. Primary Beneficiary. I hereby designates the person(s) named below to be my primary beneficiary and to receive the balance of any unpaid portion of my Account.

      Name of           Social Security                          Percentage of
Primary Beneficiary         Number          Mailing Address      Death Benefit
-------------------         ------          ---------------      ------------
                                                                       %

                                                                       %

      b. Contingent Beneficiary. In the event that a primary beneficiary or beneficiaries named above are not living at the time of my, I hereby designate the following person(s) to be my contingent beneficiary for purposes of the
Plan:

        Name of             Social Security                           Percentage of
Contingent Beneficiary          Number           Mailing Address      Death Benefit
----------------------          ------           ---------------      -------------
                                                                           %

                                                                           %

      7. Effect of Election. The elections made in paragraphs 1, 2, 3, and 4 hereof shall be irrevocable. I recognize, however, that I may, by submitting an effective superseding election, at any time and from time to time prospectively change the beneficiary designation and the manner of payment to a Beneficiary. Such elections shall, however, become irrevocable upon my death.

      8. Satisfaction of Award Commitments. The parties recognize and agree that the Company will have fully honored and discharged its obligations under this Agreement, the Award Agreement, and the Plan if the Company distributes my Account in accordance with the provisions hereof.

UTi WORLDWIDE INC.                               PARTICIPANT

By ________________________________________      ______________________________
   A duly authorized officer or director

DATE: _____________________________________      DATE: ________________________